UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015 (May 15, 2015)

CiG Wireless Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-53677	68-0672900
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11120 South Crown Way, Suite 1
Wellington, Florida	33414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(561) 701-8484

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On May 15, 2015, in connection with the Merger (as defined below), CiG Comp Tower, LLC (the “Borrower”), an indirect subsidiary of CiG Wireless Corp. (the “Company”), repaid in full all term loan obligations, together with applicable interest, and all fees, expenses and other outstanding amounts under the Credit Agreement, dated August 17, 2012, as amended by the First Amendment to Credit Agreement, dated as of March 7, 2013, as further amended by the Consent and First Amendment to Credit Agreement, dated as of August 1, 2013, as further amended by the Second Amendment to Credit Agreement, dated as of December 9, 2014, by and among the Borrower, the lenders party thereto and Macquarie Bank Limited, in its capacity as administrative agent and collateral agent (as amended and supplemented, the “Credit Agreement”). As a result, the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) were terminated on May 15, 2015, including the security interests granted in the collateral under the Loan Documents.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 15, 2015, pursuant to the Agreement and Plan of Merger, dated as of March 20, 2015, as amended on March 26, 2015 and as further amended on May 1, 2015 (as amended, the “Merger Agreement”), by and among the Company, Vertical Steel Merger Sub Inc. (“Merger Sub”) and Vertical Bridge Acquisitions, LLC (“Parent”), the Company completed its merger (the “Merger”) with Merger Sub, a wholly-owned subsidiary of Parent, whereby Merger Sub merged with and into the Company with the Company continuing as the surviving corporation in the Merger, and, as a result of which, the Company has been acquired by, and has become a wholly-owned subsidiary of, Parent. The Merger became effective on May 15, 2015.

As previously disclosed, pursuant to the Merger Agreement:

•	Each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger (excluding any Dissenting Shares (as defined in the Merger Agreement)) was canceled for no consideration.

•	Each share of Series B 6% 2012 Convertible Redeemable Preferred Stock of the Company (the “Series B Preferred Stock”) issued and outstanding immediately prior to the effective time of the Merger (together with all dividends, and excluding any Dissenting Shares) was canceled for no consideration.

•	Each share of Series A-1 Non-Convertible Preferred Stock (the “Series A-1 Preferred Stock”) issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive a pro rata portion of the aggregate preference payment applicable to such shares of Series A-1 Preferred Stock under the Certificate of Designation, Preferences and Rights of the Series A-1 Preferred Stock and Series A-2 Preferred Stock (the “Series A Certificate of Designation”), equal to $61.5 million. Following this conversion, each share of Series A-1 Preferred Stock was canceled.

•	Each share of Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred Stock” and, together with the Series A-1 Preferred Stock, the “Series A Preferred Stock”), issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive a pro rata portion of the remainder of the Merger consideration, equal to $28.1 million. Following this conversion, each share of Series A-2 Preferred Stock was canceled.

Pursuant to the terms of the Funding Agreement, dated as of March 20, 2015, as amended on May 1, 2015 (as amended, the “Funding Agreement”), by and among Fir Tree Capital Opportunity (LN) Master Fund, L.P. and Fir Tree REF III Tower LLC (together, the “Fir Tree Investors”) and the Company, holders of the common stock of the Company and holders of the Series B Preferred Stock may elect to receive their portion of an escrow amount set aside by the Fir Tree Investors.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities Exchange Commission (the “SEC”) on March 23, 2015, the First Amendment to the Merger Agreement, which was included as Annex B to the Company’s Definitive Information Statement, filed with the SEC on April 16, 2015, and the Second Amendment to the Merger Agreement, which was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 6, 2015, which are incorporated by reference herein. The foregoing description of the Funding Agreement is not complete and is qualified in its entirety by reference to the Funding Agreement, which was included as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2015, and the First Amendment to Funding Agreement, which was included as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 6, 2015, which are incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Upon the closing of the Merger, the Company became a wholly-owned subsidiary of Parent. In connection with the completion of the Merger, the Company has informed the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Merger and requested that trading in its shares of common stock be suspended and that the common stock of the Company be withdrawn from the Over-the-Counter Bulletin Board. The Company intends to file with the Securities and Exchange Commission a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would terminate and suspend the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act. The information set forth in Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the Merger, on May 15, 2015, each share of the Company’s common stock and Series B Preferred Stock was canceled for no consideration (excluding Dissenting Shares). In addition, each share of Series A-1 Preferred Stock was converted into the right to receive a pro rata portion of the aggregate preference payment applicable to such shares under the Series A Certificate of Designation, equal to $61.5 million, and each share of Series A-2 Preferred Stock was converted into the right to receive a pro rata portion of the remainder of the Merger consideration, equal to $28.1 million. Following this conversion, each share of Series A Preferred Stock was canceled. The information set forth in Item 2.01 is incorporated by reference into this Item 3.03.

Upon the effective time of the Merger, holders of the Company’s common stock and Series B Preferred Stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders in the Company (other than in the case of Dissenting Shares, the rights pursuant to Sections 92A.300 to 92A.500, inclusive, of the Nevada Revised Statutes). In addition, upon the effective time of the Merger, holders of the Series A Preferred Stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders in the Company.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2015, the First Amendment to the Merger Agreement, which was included as Annex B to the Company’s Definitive Information Statement, filed with the SEC on April 16, 2015, and the Second Amendment to the Merger Agreement, which was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 6, 2015, which are incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred and the Company became a wholly-owned subsidiary of Parent. The source of the funds used by Parent in the acquisition was capital drawn from capital commitments and a credit facility of certain parent entities of Parent. The disclosure under Item 2.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As a result of the Merger, all of the current directors of the Company resigned from their directorships of the Company and any committees of which they were a member, immediately after the effective time of the Merger. These resignations were not a result of any disagreements between the Company and the current directors on any matter relating to the Company’s operations, policies or practices. Upon completion of the Merger, the directors of Merger Sub became the directors of the Company.

Also, upon consummation of the Merger, all of the current officers of the Company have ceased to hold his or her respective position with the Company, and the officers of Merger Sub became the officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, the articles of incorporation of the Company, as in effect immediately prior to the Merger, were amended and restated to be in the form of the articles of incorporation set forth as Exhibit C to the Merger Agreement (the “Amended and Restated Articles of Incorporation”). The Amended and Restated Articles of Incorporation eliminate the Series A Preferred Stock and the Series B Preferred Stock. No shares of the Series A Preferred Stock or Series B Preferred Stock were outstanding at the time of the amendment. The Amended and Restated Articles of Incorporation were effective upon the filing of the Articles of Merger (to which the Amended and Restated Articles of Incorporation were attached) with the Secretary of State of the State of Nevada on May 15, 2015.

In addition, at the effective time of the Merger, the bylaws of Merger Sub as in effect immediately prior to the consummation of the Merger became the bylaws of the Company (the “Amended and Restated Bylaws”).

The foregoing description of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 20, 2015, by and among CiG Wireless Corp., Vertical Steel Merger Sub Inc. and Vertical Bridge Acquisitions, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on March 23, 2015).

2.2	First Amendment to Agreement and Plan of Merger, dated as of March 26, 2015, by and among CiG Wireless Corp., Vertical Steel Merger Sub Inc. and Vertical Bridge Acquisitions, LLC (incorporated by reference to Annex B to the Company’s Definitive Information Statement, filed with the SEC on April 16, 2015).

2.3	Second Amendment to Agreement and Plan of Merger, dated as of May 1, 2015, by and among CiG Wireless Corp., Vertical Steel Merger Sub Inc. and Vertical Bridge Acquisitions, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on May 6, 2015).

2.4	Funding Agreement, dated as of March 20, 2015, by and among CiG Wireless Corp., Fir Tree Capital Opportunity (LN) Master Fund, L.P., Fir Tree REF III Tower LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2015).

2.5	First Amendment to Funding Agreement, dated as of May 1, 2015, by and among CiG Wireless Corp., Fir Tree Capital Opportunity (LN) Master Fund, L.P., Fir Tree REF III Tower LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 6, 2015).

3.1	Amended and Restated Articles of Incorporation of CiG Wireless Corp.

3.2	Amended and Restated Bylaws of CiG Wireless Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CiG Wireless Corp.

By:	/s/ Alex Gellman
By: Alex Gellman
Title: Chief Executive Officer and President

Dated: May 15, 2015

Exhibit Index

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of March 20, 2015, by and among CiG Wireless Corp., Vertical Steel Merger Sub Inc. and Vertical Bridge Acquisitions, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on March 23, 2015).

2.2

First Amendment to Agreement and Plan of Merger, dated as of March 26, 2015, by and among CiG Wireless Corp., Vertical Steel Merger Sub Inc. and Vertical Bridge Acquisitions, LLC (incorporated by reference to Annex B to the Company’s Definitive Information Statement, filed with the SEC on April 16, 2015).

2.3

Second Amendment to Agreement and Plan of Merger, dated as of May 1, 2015, by and among CiG Wireless Corp., Vertical Steel Merger Sub Inc. and Vertical Bridge Acquisitions, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on May 6, 2015).

2.4

Funding Agreement, dated as of March 20, 2015, by and among CiG Wireless Corp., Fir Tree Capital Opportunity (LN) Master Fund, L.P., Fir Tree REF III Tower LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2015).

2.5

First Amendment to Funding Agreement, dated as of May 1, 2015, by and among CiG Wireless Corp., Fir Tree Capital Opportunity (LN) Master Fund, L.P., Fir Tree REF III Tower LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 6, 2015).

3.1	Amended and Restated Articles of Incorporation of CiG Wireless Corp.

3.2	Amended and Restated Bylaws of CiG Wireless Corp.